UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2018

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of September 7, 2018, Robert B. Stewart, Jr. was terminated from his position as President of Acacia Research Corporation (the “Company”). Although the Company previously anticipated that Mr. Stewart’s transition out of his position as President of the Company would be effective as of August 10, 2018, the termination was not finalized until September 7, 2018.

Pursuant to Mr. Stewart’s Employment Agreement dated August 1, 2017 (the “Agreement”), Mr. Stewart is entitled to receive severance benefits upon receipt by the Company of an executed release of claims by Mr. Stewart. Such severance benefits include: (i) earned but unpaid salary, (ii) earned and accrued but unpaid bonuses, (iii) accrued but unused vacation time and unreimbursed business expenses, (iv) one-month salary in lieu of notice of termination, (v) a one-time lump sum payment in an amount equal to 18 months of Mr. Stewart’s base salary, and (vi) payment by the Company of the premiums charged for COBRA coverage for him and his eligible dependents for a period not to exceed 18 months.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Agreement. A copy of the Agreement is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, previously filed on November 7, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION
Date: September 11, 2018                /s/ Marc W. Booth
Chief Intellectual Property Officer